UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-50363 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 29, 2006, Gladstone Commercial Corporation (the “Company”) amended its amended and restated credit agreement, which was originally established on March 17, 2006, to increase the current maximum availability under its line of credit from $67.5 million to $75 million, and to amend certain other covenants in the agreement. The line of credit was arranged by BB&T Capital Markets, with Branch Banking and Trust Company acting as agent, and includes syndicate participations by First Horizon Bank and Compass Bank.
As of June 29, 2006, the Company has aggregate borrowings outstanding under the line of credit of $19.9 million, and may draw up to an aggregate of $59.6 million under this agreement.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibit 10.31 — First Amendment to Amended and Restated Credit Agreement by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, Branch Banking and Trust Company, and certain other parties, dated as of June 29, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)
June 30, 2006	By: /s/ Harry Brill

(Harry Brill, Chief Financial Officer)